EXHIBIT 99.1

LODE STAR GOLD INC.

FINANCIAL STATEMENTS

At December 31, 2013 and 2012 and for the Years Ended December 31, 2013 and 2012 (Stated in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholder of
Lode Star Gold Inc.

We have audited the accompanying balance sheets of Lode Star Gold Inc. (the “Company”) as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ deficiency and cash flows for each of the two years in the period ended December 31, 2013.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has negative operating cash flows, has a stockholders’ deficiency and is dependent upon obtaining adequate financing to fulfill its business activities.  These factors raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also discussed in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada		“Morgan & Company LLP”

November 5, 2014		Chartered Accountants

PO Box 10007, 1488 – 700 West Georgia Street, Vancouver, British Columbia, Canada V7Y 1A1 Tel: (604) 687 – 5841 Fax: (604) 687 – 0075 Email: info@morgancollp.com

LODE STAR GOLD INC.
BALANCE SHEETS
AT DECEMBER 31, 2013 AND 2012
(Stated in U.S. Dollars)

	2013	2012

ASSETS

Current assets
Cash	$19,595	$110,134

Mineral property	360,439	360,439

Property and equipment, net	18,854	18,842

Total assets	$398,888	$489,415

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	$654	$4,700
Due to related parties	4,754,865	4,789,377

Total liabilities	4,755,519	4,794,077

STOCKHOLDER’S DEFICIENCY
Authorized: 250,000 voting common shares with a par value of $0.10 per share
Issued: 2,000 common shares at December 31, 2013 and 2012	200	200

Additional paid-in capital	49,800	49,800
Accumulated deficit	(4,406,631)	(4,354,662)

Total Stockholders' Deficiency	(4,356,631)	(4,304,662)

Total liabilities and stockholders' deficiency	$398,888	$489,415

Contractual Obligations, Commitments And Subsequent Events (Note 8)

The accompanying notes are an integral part of these financial statements.

LODE STAR GOLD INC.
STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

	For the Years Ended December 31

	2013	2012

Revenue	$-	$-

Expenses

Depreciation and amortization	4,968	3,833
Exploration and development	107,819	102,966
General and administrative	19,102	17,332
Professional fees	900	1,200

Loss from operations	(132,789)	(125,331)

Other income	80,820	184,235

Net (loss) income for the year	$(51,969)	$58,904

Basic and diluted (loss) earnings per common share	$(25.98)	$29.45

Weighted average common shares outstanding	2,000	2,000

The accompanying notes are an integral part of these financial statements.

LODE STAR GOLD INC.
STATEMENTS OF STOCKHOLDER’S DEFICIENCY
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(Stated in U.S. Dollars)

	Common Stock
	Number of Shares	Share Capital	Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Deficiency

Balance at December 31, 2011	2,000	$200	$49,800	$(4,413,566)	$(4,363,566)

Net income for the year	-	-	-	58,904	58,904

Balance at December 31, 2012	2,000	200	49,800	(4,354,662)	(4,304,662)

Net loss for the year	-	-	-	(51,969)	(51,969)

Balance at December 31, 2013	2,000	$200	$49,800	$(4,406,631)	$(4,356,631)

The accompanying notes are an integral part of these financial statements.

LODE STAR GOLD INC. STATEMENTS OF CASH FLOWS (Stated in U.S. Dollars)

	For the Years Ended December 31
	2013	2012

Cash flows provided by (used in) operating activities
Net (loss) income for the year	$(51,969)	$58,904
Adjustments to reconcile net loss/income to net cash used in operating activities:
Depreciation	4,968	3,833

Changes in operating assets and liabilities
Decrease in accounts receivable	-	13,984
(Decrease) in accounts payable and accrued liabilities	(4,046)	(364)
Decrease in amounts due to related parties	(34,512)	(100,000)

	(85,559)	(23,643)

Cash flows used in investing activity
Purchase of equipment	(4,980)	-

Decrease in cash during the year	(90,539)	(23,643)

Cash, beginning of year	110,134	133,777

Cash, end of year	$19,595	$110,134

Supplemental disclosures
Cash paid during the period for:
Taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these financial statements.

LODE STAR GOLD INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2013 AND 2012
(Stated in U.S. Dollars)

NOTE 1 – BASIS OF PRESENTATION AND NATURE OF OPERATIONS

Organization and Nature of Operations

Lode Star Gold Inc. (“the Company”) was incorporated in the State of Nevada, U.S.A. on March 13, 1998 and is privately held.  The Company’s principal executive offices are located in Vancouver, British Columbia, Canada.  The Company was originally formed for the purpose of acquiring exploration stage mineral properties. The Company is the registered and beneficial owner of a group of 31 patented lode claims and one unpatented millsite claim in Esmeralda County, in west-central Nevada. The Company has not commenced commercial operations and is considered a development stage company as defined by Securities and Exchange Commission Industry Guide 7 with reference to Financial Accounting Standards Board issued Accounting Standards Codification topic 915 Development Stage Entities. The Company has conducted contract exploration work on its mineral property but has not presently determined whether the property contains mineral reserves that are economically recoverable.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

The future of the Company is dependent upon its ability to establish a business and to obtain new financing to execute a business plan. As shown in the accompanying financial statements, the Company has incurred accumulated losses of $4,406,631 for the period from March 13, 1998 (inception) to December 31, 2013, and has had no revenue from operations.  There is no assurance that management’s plans to seek additional capital through private placements of its common stock will be realized, and these factors cast substantial doubt upon the use of the going concern assumption. These financial statements do not include any adjustments that might result from this uncertainty.

Management continues to seek funding from its shareholder and other qualified investors to pursue its exploration program. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution of the equity ownership of the Company’s shares. There is no assurance that the Company will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment. Further, the Company may continue to be unprofitable. The Company needs to raise additional funds in the immediate future in order to proceed with its exploration program.

Basis of Presentation

These financial statements are reported in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements requires management to make estimates.

These financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the GAAP framework and all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.  The financial statements were approved by the directors for release to its stockholder on November 5, 2014.

LODE STAR GOLD INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2013 AND 2012
(Stated in U.S. Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash consists of cash on deposit with high quality, major financial institutions.  For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of 90 days or less to be cash equivalents. As of December 31, 2013 and 2012, the Company had no cash equivalents.

Fair Value Measurements

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. Accounts payable and accrued liabilities, and due to related parties are measured using Level 2 inputs as there are no quoted prices in active markets for identical instruments.  The carrying values of cash, accounts payable and accrued liabilities, and amounts due to related parties approximate their fair values due to the immediate or short term maturity of these financial instruments.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures.  By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.  The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from the estimates.

LODE STAR GOLD INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2013 AND 2012
(Stated in U.S. Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Net Earnings/Loss per Common Share

Basic and diluted net earnings/loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the period. In periods with net income, the diluted per share amounts include the dilutive effect of any common stock equivalents, such as outstanding warrants or stock options. In periods with net losses, basic and diluted loss per share are the same, as including the effect of common stock equivalents would be anti-dilutive. The Company has no stock option plan, warrants or other dilutive securities.

Other Comprehensive Income/Loss

ASC Topic 220, Comprehensive Income establishes standards for the reporting and display of comprehensive income or loss and its components in the financial statements.  As at December 31, 2013 and 2012, the Company had no items that represent comprehensive income or loss and therefore has not included a statement of comprehensive income or loss in these financial statements.

Mineral Property

The Company is primarily engaged in the acquisition and exploration of mining properties.  Mineral property acquisition costs and mineral exploration rights are initially capitalized when incurred.  Mineral property exploration costs are expensed as incurred.  The Company assesses the carrying costs for impairment when indicators of impairment exist.  If proven and probable reserves are established for a property and it has been determined that a mineral property can be economically developed, development costs will be amortized using the units-of-production method over the established life of the reserve.

As of the date of these financial statements, the Company has yet to establish proven or probable reserves on any of its mineral properties.

Realization of the Company’s investment in and expenditures on mineral properties is dependent upon the establishment of legal ownership, the attainment of successful production from the properties or from the proceeds of their disposal.

Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of permits and the potential for problems arising from government conveyance accuracy, prior unregistered agreements or transfers, confirmation of physical boundaries, and title may be affected by undetected defects.  The Company does not carry title insurance.  The Company has evaluated title to all of its mineral properties and believes, to the best of its knowledge, that evidence of title is adequate and acceptable given the current stage of exploration.

Property and Equipment

Buildings are recorded at cost and depreciated using the straight line method over their estimated useful lives, in this case 39 years. Software is depreciated 50% in the year of acquisition, with the balance of its cost depreciated on a straight line basis over its estimated useful life of 3 years. All other machinery and equipment is recorded at cost and depreciated using the double-declining balance method over the assets’ estimated useful life of 7 years, with security cameras and air conditioning equipment also subject to additional depreciation of 50% in the year of acquisition.

LODE STAR GOLD INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2013 AND 2012
(Stated in U.S. Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.  Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate.  An impairment loss is recognized when the carrying amount exceeds its estimated recoverable value. To date, the Company has not recorded any impairment losses.

Asset Retirement Obligations

The Company records the fair value of estimated asset retirement obligations (“AROs”) associated with tangible long-lived assets once there is a legal obligation to settle under existing or enacted law, statute, written or oral contract or by legal construction.  These obligations, which are initially estimated based on discounted cash flow estimates, are accreted to full value over time through charges to operations.  In addition, asset retirement costs (“ARCs”) would be capitalized as part of the related asset’s carrying value and are depreciated (primarily on a unit-of-production basis) over the asset’s respective useful life.  Reclamation costs for future remeditation will be recognized as an ARO and a related ARC in the period when an ARO arises. Changes in regulations or laws, any instances of non-compliance with laws or regulations that result in fines, or any unforeseen environmental contamination could result in a material impact to the amounts charged to earnings for reclamation and remediation. Significant judgments and estimates are made when estimating the fair value of AROs. Expected cash flows relating to AROs could occur over long periods of time and the assessment of the extent of environmental remediation work is highly subjective. Considering all of these factors that go into the determination of an ARO, the fair value of the AROs can materially change over time. To date, the Company has recorded no AROs or ARCs.

Income Taxes

The Company has elected to be treated as an “S Corporation” for U.S. federal and state tax purposes effective March 13, 1998. As such, the Company pays no federal income tax and as a Nevada corporation, is not subject to state income tax. The Company’s taxable income or loss is passed through to the shareholder where it is reported and taxed on the shareholder’s individual federal and state income tax returns. There are no differences between the Company’s financial and tax reporting and therefore it has no deferred income taxes.

Stock Based Compensation

To the issue date of these financial statements, the Company has had no stock based payment transactions.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are applicable to it and are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

LODE STAR GOLD INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2013 AND 2012
(Stated in U.S. Dollars)

NOTE 3 – PROPERTY AND EQUIPMENT

	2013			2012
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value

Buildings	$33,149	$(17,143)	$16,006	$33,149	$(15,590)	$17,559
Equipment	104,634	(104,207)	427	104,634	(103,351)	1,283
Computer software	9,835	(7,414)	2,421	4,855	(4,855)	-
	$147,618	$(128,764)	$18,854	$142,638	$(123,796)	$18,842

NOTE 4 – MINERAL PROPERTY

The Company’s mineral property consists of the $360,439 acquisition cost of a group of 31 patented claims owned 100% by the Company, and 1 unpatented millsite claim, located adjacent to the town of Goldfield, in Esmeralda County, in west-central Nevada (“the Property”).

From 1998 to 2010, the Company conducted drilling and other exploration work on the Property.  The Company acquired title to all the claims in September, 2009.  From March, 2011 to September, 2013, an exploration program was conducted under the terms of a mineral option / joint venture agreement (since terminated) with a former Canadian public company.  Since September, 2013, the Company has been the sole operator of exploration work on the Property.

Under the terms of an agreement executed August 17, 2009, the Property is subject to a mineral production royalty based on net smelter returns from the production of minerals from the Property, with the Company having a credit for payments in the amount of $500,000. Any mineral production royalty payment obligations will be reduced firstly by the advance royalty payment credit, to be retired at the rate of 6% of net smelter returns. Once the entire credit has been retired, a mineral production royalty of 1% of net smelter returns will then be payable by the Company.

NOTE 5 - RELATED PARTY TRANSACTIONS

Transactions with related parties were in the normal course of operations and have been valued in these financial statements at the exchange amount, which is the amount of consideration agreed to and established by the related parties.

Related Party Amounts Due

At December 31, 2013, the Company had received loans from its sole shareholder totaling $4,754,865 (2012: $4,789,377). The loans are non-interest bearing and have no specific terms of repayment.

The Company has paid no director or officer compensation to date.

NOTE 6 – CAPITAL STOCK

The Company is authorized to issue 250,000 common shares with a par value of $0.10 per share. During the years ended December 31, 2013 and 2012, the Company had no stock transactions.

The Company has no stock option plan, warrants or other dilutive securities.

LODE STAR GOLD INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2013 AND 2012
(Stated in U.S. Dollars)

NOTE 7 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company accounts for the fair value measurement and disclosure of financial instruments in accordance with FASB ASC topic 820, which requires a company to include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for reporting periods.  Such disclosures include the fair value of all financial instruments, for which it is practicable to estimate that value, whether recognized or not recognized in the financial statements; the related carrying amount of these financial instruments; and the method(s) and significant assumptions used to estimate the fair value.

The carrying amounts and estimated fair values of the Company’s financial instruments were as follows:

		2013		2012
	Level	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

Cash	Level 1	$19,595	$19,595	$110,134	$110,134
Accounts payable and accrued liabilities	Level 2	$654	$654	$4,700	$4,700
Due to related parties	Level 2	$4,754,865	$4,754,865	$4,789,377	$4,789,377

The Company's cash are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices. The fair value of these balances approximates the carrying amounts due to the immediate nature of cash. The Company has no cash equivalent instruments.

The fair value of accounts payable and accrued liabilities as well as amounts due to related parties approximate the carrying amounts due to their short-term nature.

NOTE 8 – CONTRACTUAL OBLIGATIONS, COMMITMENTS AND SUBSEQUENT EVENTS

a)	On August 6, 2014, the Company renewed an agreement to lease 2,500 square feet of office premises for a further term of one year, from August 1, 2014 to July 31, 2015 at a rate of $1,550 per month.

b)
On August 29, 2014, the Company entered into a Letter of Intent (“the LOI”) with International Gold Corp. (“ITGC”), a Nevada registered public company, regarding a proposed reverse takeover of ITGC by the Company. Pursuant to the LOI, ITGC has agreed to issue shares of its common stock and make certain payments to the Company in consideration for an interest in the Company’s mineral property. The two companies have agreed to use their best efforts to negotiate and execute a definitive agreement setting out the full terms of the transaction within 30 days. The definitive agreement will be subject to a number of closing conditions including satisfactory completion of due diligence and the receipt of all necessary governmental and regulatory approvals.

On October 4, 2014, the Company and ITGC entered into a definitive mineral option agreement (the "Definitive Agreement") for ITGC to acquire an interest in the Company’s Nevada Goldfield Bonanza property (the "Property").  Certain conditions to closing the proposed takeover remain outstanding, including the execution and delivery of settlement agreements between ITGC and certain of its creditors.

Pursuant to the Definitive Agreement, ITGC is required to issue to the Company 35,000,000 shares of common stock at a deemed price of $0.02 per share for a total value of $700,000 in order to earn a 20% undivided interest in the Property. In order to earn an additional 60% interest in the Property (for a total of 80%), ITGC is required to fund all expenditures on the Property and pay LSG an aggregate of $5 million in cash in the form of a net smelter returns (“NSR”) royalty.

LODE STAR GOLD INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2013 AND 2012
(Stated in U.S. Dollars)

NOTE 8 – CONTRACTUAL OBLIGATIONS, COMMITMENTS AND SUBSEQUENT EVENTS (Continued)

Until such time as ITGC has earned the additional 60% interest, the NSR royalty will be split as to 79.2% to LSG and 19.8% to ITGC since the Property is subject to a pre-existing 1% NSR royalty in favor of a third party.

Management has evaluated subsequent events and the impact on the reported results and disclosures and has concluded that no other significant events require disclosure as of the date these financial statements were issued.